Exhibit 99.3

Cease Trade Order

TapImmune Inc.

Section 164 of the Securities Act, R.S.B.C. 1996, c. 418

1. TapImmune Inc. (the Reporting Issuer) is an OTC Reporting issuer under BC Instrument 51-509 Issuers Quoted in the U.S. Over-the-Counter Markets(BCI 51-509).

2. The Reporting Issuer has not filed any Material Change Reports on SEDAR since February 6, 2009.

3. The Reporting Issuer has filed several Forms 8-K Current Reportwith the United States Securities and Exchange Commission that have not been filed as Material Change Reports on SEDAR as required under Part 7 and section 11.1 of National Instrument 51-102 Continuous Disclosure Obligations(NI 51-102) and section 5(b) of BCI 51-509 (the 8-K Reports).

4. The Reporting Issuer has issued several news releases that may disclose material changes.

5. The Reporting Issuer is required to file copies of news releases and related material change reports for all material changes under Part 7 of NI 51-102 and section 5(b) of BCI 51-509.

6. Under section 164(1) of the Act, the Executive Director orders that trading in the securities of the Reporting Issuer cease until:

1. it files Material Change Reports completed in accordance with the Act and rules for all material changes, including, but not limited to, the 8-K Reports; and

2. the Executive Director makes an order under section 164 of the Act revoking this order.

7. May 3, 2012

/s/ John Porges
John Porges
Manager
Corporate Finance